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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT ("Agreement") made effective as of December 31, 2000 by and between Celeris Corporation (the "Company"), and Donald
F. Fortin (the "Senior Manager").

         In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                    SECTION I
                                   EMPLOYMENT

         The Company agrees to employ the Senior Manager and the Senior Manager agrees to be employed by the Company for the Period of Employment as provided in
Section III. A. below upon the terms and conditions provided in the Agreement.

                                   SECTION II
                          POSITION AND RESPONSIBILITIES

         During the Period of Employment, the Senior Manager agrees to serve as Vice President of the Company and to be responsible for the typical management responsibilities expected of a senior manager holding such positions and such other responsibilities as may be assigned to Senior Manager from time to time by the President/CEO of the Company.

                                   SECTION III
                                TERMS AND DUTIES

         A.       Period of Employment.

         The period of Senior Manager's employment under this Agreement will commence as of December 31, 2000, and shall continue for a period of three (3) years through December 31,2003, subject to extension or termination as provided in this Agreement ("Period of Employment").

         B.       Duties.

         During the Period of Employment, the Senior Manager shall devote most of his business time, attention and skill to the business and affairs of the Company and its subsidiaries. The Company agrees to grant the Senior Manager some time away from his business duties for reasonable outside activities typically consistent with this type position. The Senior Manager will perform faithfully the duties which may be assigned to him from time to time by the Company.


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                                   SECTION IV
                            COMPENSATION AND BENEFITS

         A.       Compensation.

                  For all services rendered by the Senior Manager in any capacity during the Period of Employment, the Senior Manager shall be compensated as follows:

                  1.       Base Salary.

                           The Company shall pay the Senior Manager an annual
base salary ("Base Salary") as follows: One hundred Eighty Thousand Two Hundred Sixty-three ($180,263.00) Dollars.

                           Base Salary shall be payable in equal installments
according to the customary payroll practices of the Company but in no event less frequently than once each month. The Base Salary shall be reviewed each fiscal period and shall be subject to adjustment according to the policies and practices adopted by the Company from time to time.

         B.       Annual Incentive Award.

                  The Senior Manager may be eligible for annual incentive compensation awards ("Incentive Compensation Awards") in an amount to be determined solely at the discretion of the Board of Directors commensurate with the performance of Celeris, performance of the Senior Manager and mutually agreed upon goals and objectives.


         C.       Additional Benefits.

                  The Senior Manager will be eligible to participate in all employee benefit plans or programs and receive all benefits and perquisites for which any salaried employees are eligible under any existing or future plan or program established by the Company for salaried employees. The Senior Manager will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. Nothing in this Agreement will preclude the Company from amending or terminating any of the plans or programs applicable to salaried or Senior Managers as long as such amendment or termination is applicable to all salaried employees or Senior Managers.

                                    SECTION V
                                BUSINESS EXPENSES

         The Company will reimburse the Senior Manager for all reasonable travel and other expenses incurred by the Senior Manager in connection with the performance of his duties and obligations under this Agreement.


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                                   SECTION VI
                                   DISABILITY

         A. In the event of disability of the Senior Manager during the Period of Employment, the Company will pay the Senior Manager according to the provisions of the Company's short and long term disability programs. However, in the event the Senior Manager is disabled for a continuous period of six (6) months after the Senior Manager first becomes disabled, the Company may terminate the employment of the Senior Manager. In this case, normal compensation will cease, except for earned but unpaid Base Salary and Incentive Compensation Awards which would be payable on a pro-rated basis for the year in which the disability occurred.

         B. During the period the Senior Manager is receiving payments of either regular compensation or disability insurance described in this Agreement and as long as he is physically and mentally able to do so, the Senior Manager will furnish information and assistance to the Company and from time to time will make himself available to the Company to undertake assignments consistent with his prior position with the Company and his physical and mental health. If the Company fails to make a payment or provide a benefit required as part of the Agreement, the Senior Manager's obligation to fulfill information and assistance will end.

         C. The term "disability" will have the same meaning as under any disability insurance provided pursuant to this Agreement.

                                   SECTION VII
                       EFFECT OF TERMINATION OF EMPLOYMENT

         A. The President/CEO may at any time upon sixty (60) days prior notice terminate Senior Manager's employment without cause (as "Cause" is defined below) by giving Senior Manager notice of the effective date of termination. In the event Senior Manager's employment is terminated without cause, during the time frame of the agreement, the Company's sole obligation to Senior Manager shall be (i) to pay Senior Manager a severance payment of one times his base salary, paid out in equal installments over a period of twelve
(12) months plus any earned but unpaid bonus, which shall be paid as an immediate lump sum. Further, this Agreement shall be terminable by the Company in the event of the death or disability of the Senior Manager prior to the expiration hereof.

         B. If the Senior Manager's employment terminates due to a Termination for Cause, death or disability, earned but unpaid Base Salary and earned but unused PTO will be paid on a pro-rated basis for the year in which the termination occurs. No other payments will be made or benefits provided by the Company. No notice is required for a Termination for Cause.

         C. For this Agreement, the following terms have the following meanings:

                  1. "Termination for Cause" means termination of the Senior Manager's employment by the Company's President/CEO acting in good faith by written notice to the Senior Manager specifying the event relied upon for such termination, and which is due to the Senior Manager's serious, willful misconduct with respect to his duties under this Agreement, including


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but not limited to conviction for a felony, fraud, misappropriation or embezzlement in connection with the Company's business, insubordination, neglect of duties, repeated failure to meet stated goals, or conviction of a misdemeanor involving moral turpitude or perpetration of a common law fraud, in each case which has resulted or is likely to result in economic damage or public embarrassment to the Company.

                  2. "Without Cause Termination" means termination of the Senior Manager's employment by the Company (a) other than due to death, disability, Termination for Cause or pursuant to Section X; or (b) upon expiration of the Period of Employment as a result of the giving of notice by the Company of its intent not to extend the Period of Employment as provided in
Section III. A.

                                  SECTION VIII
                    OTHER DUTIES OF THE SENIOR MANAGER DURING
                       AND AFTER THE PERIOD OF EMPLOYMENT

         A. The Senior Manager will, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party.

         B. The Senior Manager recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers or other relationships of the Company, as hereinafter defined, is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Senior Manager's duties under this Agreement. The Senior Manager will not during the Period of Employment or after except to the extent reasonably necessary in performance of the duties under this Agreement, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company, except as required by law. The Senior Manager will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. The Senior Manager will also use his best efforts to prevent the disclosure of this information by others. All records, memoranda, etc. relating to the business of the Company, whether made by the Senior Manager or otherwise coming into his possession, are confidential and will remain the property of the Company.

         C. During the Period of Employment and for a twelve (12) month period thereafter, the Senior Manager will not use his status with the Company to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to the Company. During the Period of Employment and for a twelve (12) month period following termination of the Period of Employment, other than termination due to a Without Cause Termination, (i) the Senior Manager will not make any statements or perform any acts intended to advance the interest of any existing or prospective competitors of the Company in any way that will injure the interest of the Company; (ii) the Senior Manager, without prior express written approval by the President/CEO of the Company, will not directly or indirectly own or hold any proprietary interest in or be employed by or assist, or receive compensation from any party engaged in the clinical research business in the same geographical areas where


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the Company has clients, or those clients do business, or the Company maintains an office including both national and international operations; and (iii) the Senior Manager, without express prior written approval from the President/CEO, will not solicit any members of the then current clients of the Company or discuss with any employee of the Company information or operation of any business intended to compete with the Company. For the purposes of the Agreement, proprietary interest means legal or equitable ownership, whether through stock holdings or otherwise, of a debt or equity interest (including options, warrants, rights and convertible interests) in a business firm or entity, or ownership of more than 1% of any class of equity interest in a publicly-held company. The Senior Manager acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope. For a twelve (12) month period after termination of the Period of Employment for any reason, the Senior Manager will not directly or indirectly hire any employee of the Company or solicit or encourage any such employee to leave the employ of the Company.

         D. The Senior Manager acknowledges that his breach or threatened or attempted breach of any provision of Section VIII would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of
Section VIII without being required to prove damages or furnish any bond or other security.

         E.       The Senior Manager shall not be bound by the provisions of
Section VIII in the event of the default by the Company in its obligations under this Agreement which are to be performed upon or after termination of this Agreement.

         F. Any reference in this Section VIII shall expressly be deemed also to refer to the Company's subsidiaries.

                                   SECTION IX
                           INDEMNIFICATION, LITIGATION

         The Company will indemnify the Senior Manager to the fullest extent permitted by the laws of the state of incorporation in effect at that time, or certificate of incorporation and by-laws of the Company whichever affords the greater protection to the Senior Manager. The Senior Manager will be entitled to any insurance proceeds related to any award, or any fees or expenses incurred in connection with any action, suit or proceeding to which he may be made a party by reason of being a director or officer of the Company.


                                    SECTION X
                                CHANGE IN CONTROL

         A. The Senior Manager shall be eligible for the following benefits if, during the Period of Employment there has been a Change in Control and during the one-year period commencing on the Change in Control Date, the Senior Manager has a Termination of Employment initiated (i) by the Company in a Without Cause Termination or (ii) by the Senior Manager for Good Reason:


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                  (1)      Cash Payment. the Senior Manager shall be entitled to
receive an amount of cash equal to one (1) year of the Senior Manager's Base Salary in effect on the Change in Control Date. The payment shall be made in a single lump sum upon the Senior Manager's Termination of Employment unless the Senior Manager shall have elected another method on the signature page hereof.

                  (2) Long-Term Incentive Award: Equity-Based Compensation. To the extent not already vested, any and all options, phantom units, restricted stock and other awards or incentives granted to Senior Manager pursuant to any such plan to purchase Company stock or which is measured by the current market value of Company stock shall fully and immediately vest.

                  (3) Continuation of Benefits. To the extent legally permitted, for a period of one (1) year following the Termination of Employment, the Senior Manager shall be treated as if he or she had continued to be an employee for all purposes under the Company's medical and dental plans, and, following this period, the Senior Manager shall be entitled to receive continuation coverage under Part 6 of Title I of ERISA ("COBRA" Benefits) treating the end of this period as a termination of the Senior Manager's employment (other than for gross misconduct). To the extent the foregoing is not legally permitted, the Company shall pay to Senior Executive a lump sum in an amount reasonably believed by it to permit Senior Manager to obtain similar benefits pursuant to one or more private policies or plans.

         B.       A "Change in Control" shall be deemed to have occurred if
(i) any person, corporation, or other entity or group, including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than any employee benefit plan then maintained by the Company, becomes the beneficial owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) as the result of, or in connection with, any contested election that the Board of Directors of the Company, or any tender or exchange offer, merger or other business combination or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets, or (iii) at any time
(a) the Company shall consolidate or merge with any other Person and the Company shall not be the continuing or surviving corporation, (b) any Person shall consolidate or merge with the Company and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Company stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (d) the Company shall sell or otherwise transfer fifty percent (50%) or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons, or (e) the Company shall sell at least eighty percent (80%) of the capital stock of the Company to a Person other than the Company or any direct or indirect affiliate thereof, such that, after such sale, such person owns at least eighty percent (80%)of such stock and neither the Company nor any affiliate thereof directly or indirectly owns more than twenty percent (20%) of the capital stock or other securities of the Company; provided, however, that a "Change of Control" shall not occur as a result of any public offering or series of public


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offerings of the capital stock of the Company or any distribution, spin-off other transfer to the Company's shareholders of the capital stock of the Company.

         C. The "Change in Control Date" shall mean the date immediately prior to the effectiveness of the Change in Control.

         D. The Senior Manager shall have "Good Reason" to terminate employment within one (1) year of Change in Control if, without Senior Manager's consent: (i) the Senior Manager's duties, responsibilities or authority are materially reduced or diminished from those in effect on the Change in Control
Date: (ii) the Senior Manager's compensation or benefits are reduced by more than five percent (5%) in the aggregate of those amounts in effect on the Change in Control Date; (iii) the Company reduces by more than ten percent (10%) the potential earnings of the Senior Manager under any performance based bonus or incentive plan of the Company in effect on the Change in Control Date; (iv) the Company requires that the Senior Manager's employment be based at a location other than the location at the Change in Control Date; (v) any purchaser, assign, surviving corporation, or successor of the Company or its business or assets (whether by acquisition, merger, liquidation, consolidation, reorganization, sale or transfer of assets or business, or otherwise) fails or refuses to expressly assume in writing this Agreement and all of the duties and obligations of the Company hereunder pursuant to Section XIII hereof; or (vii) the Company breaches any of the provisions of this Agreement and such breach continues for a period of thirty (30) days following written notice thereof by Senior Manager.

                                   SECTION XI
                                WITHHOLDING TAXES

         The Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation.

                                   SECTION XII
                           EFFECTIVE PRIOR AGREEMENTS

         This Agreement contains the entire understanding between the Company and the Senior Manager with respect to the subject matter and supersedes any prior employment or severance agreements between the Company and its affiliates, and the Senior Manager. Senior Manager agrees that he is not entitled to any further compensation, bonus, severance payments, options, or anything of value from Celeris Corporation or any affiliate or other employer as a result of any employment or severance agreement or otherwise.


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                                  SECTION XIII
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

         Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a Consolidation, Merger or Sale of Assets, the term "the Company" as used will mean the other corporation and this Agreement shall continue in full force and effect. This Section XIII is not intended to modify or limit the rights of the Senior Manager hereunder, including without limitation, the rights of Senior Manager under Section X.

                                   SECTION XIV
                                  MODIFICATION

         This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                                   SECTION XV
                           GOVERNING LAW; ARBITRATION

         This Agreement has been executed and delivered in the State of Tennessee and its validity, interpretation, performance and enforcement shall be governed by the laws of that state.

         Any dispute among the parties hereto shall be settled by arbitration in Nashville, Tennessee, in accordance with the then applicable rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrator shall order the unsuccessful party to pay all costs, legal expenses and fees of the successful party.

                                   SECTION XVI
                                     NOTICES

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following:

                  (a)      If to the Company, at 1801 West End Avenue,
Suite 750, Nashville, TN 37203, or at such other address as may have been furnished to the Senior Manager by the Company in writing, copy to Jim Cameron, Howard Hyne Gabbert & Manner, P.C., 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee 37238; or


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                  (b)      If to the Senior Manager, at ______________________,
or such other address as may have been furnished to the Company by the Senior Manager in writing.

                                  SECTION XVII
                                BINDING AGREEMENT

         This Agreement shall be binding on the parties' successors, heirs and assigns. In the event any payment called for herein is not paid when due it shall not be deemed a default so long as it is cured within thirty (30) days. If not cured, then all remaining obligations shall be accelerated and immediately due and payable.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                     COMPANY:



                                     By: /s/ BARBARA A. CANNON
                                         ---------------------------------------
                                         BARBARA A. CANNON
                                         President & Chief Executive Officer


                                     SENIOR MANAGER:


                                     /s/ Donald F. Fortin
                                     -------------------------------------------